Exhibit 99


			Form 4 Joint Filer Information


Name:
				Wainwright Holdings, Inc.

Address:			103 Foulk Road
				Suite
202
				Wilmington, DE 19803

Designated Filer: 		Ameristock
Corporation

Issuer & Ticker Symbol: 	Gigabeam Corporation (GGBM)


Date of Event
  Requiring Statement: 		10/19/04

Signature:
	By:  s/ Nicholas D. Gerber
				Title:  President



Name:
				Nicholas D. Gerber (1)

Address:			127 Devin Road
				Moraga, CA
94556

Designated Filer: 		Ameristock Corporation

Issuer &
Ticker Symbol: 	Gigabeam Corporation (GGBM)

Date of Event

Requiring Statement: 		10/19/04

Signature: 	 	  	s/ Nicholas D. Gerber







(1) Nicholas D. Gerber disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.